EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-50404 and No. 333-136832) of Vyta Corp and subsidiaries (formerly known as NanoPierce Technologies, Inc.) of our report dated October 14, 2008 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-1 of this Annual Report on Form 10-KSB for the year ended June 30, 2008.


/s/GHP HORWATH, P.C.


Denver, Colorado
October 14, 2008